EXHIBIT 23.2



CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-16591) and Form S-8 (No. 333-32819) of LOGIC Devices Incorporated of our report dated November 7, 2000, relating to the consolidated financial statements and schedule as of and for the years ended October 1, 2000 and October 3, 1999, which appears in this Form 10-K.

                                               /s/ BDO Seidman, LLP
                                             ---------------------------
                                             BDO Seidman, LLP

San Francisco, California
February 4, 2002